Exhibit 99.1

Affinion

Group

For Immediate Release	Contact:

	Ken Yamamoto	(203) 956-8746
Investor Relations

AFFINION GROUP, INC. COMPLETES EXCHANGE OFFER

NORWALK, Conn. – Sept. 18, 2006 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced that it has completed its exchange offer pursuant to which all outstanding $304,000,000 aggregate principal amount of its 10 1/8% Senior Notes due 2013 and all outstanding $355,500,000 aggregate principal amount of its 11 1/2% Senior Subordinated Notes due 2015 (collectively the “Old Notes”) were tendered for exchange into an equal aggregate principal amount of its 10 1/8% Senior Notes due 2013 and its 11 1/2% Senior Subordinated Notes due 2015, respectively, that have been registered under the Securities Act of 1933, as amended (collectively the “New Notes”).

The exchange offer expired at 5:00 p.m., New York City time, on September 12, 2006. Based on the information provided by Wells Fargo Bank, N.A., the exchange agent for the exchange offer, as of the expiration of the exchange offer, 100% of the outstanding aggregate principal amount of the Old Notes had been tendered for an equal aggregate principal amount of the New Notes. All Old Notes tendered were accepted for exchange and the exchange offer was consummated on September 13, 2006. The Old Notes are substantially identical to the New Notes for which they are being exchanged, except that the New Notes are registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions and registration rights provisions applicable to the Old Notes do not apply to the New Notes.

About Affinion

Affinion Group (www.affiniongroup.com) is a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, with over 30 years of experience. Affinion currently offers its programs and services worldwide through over 4,500 affinity partners. Affinion’s diversified base of affinity partners includes leading companies in a wide variety of industries, including financial services, retail, travel, telecommunications, utilities and Internet. Affinion markets to consumers using direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods. Affinion also has a growing loyalty solutions operation which manages points-based loyalty programs.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Specifically, Affinion cannot assure you that the proposed transaction described above will be consummated on the terms currently contemplated, if at all, When used in this release, the words “believe,” “intend” and similar expressions are intended to identify forward-looking statements.

Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to stability of the capital markets, general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on our travel fulfillment business, termination or expiration of one or more agreements with our affinity partners or a reduction of the marketing of our services by one or more of our affinity partners, the outcome of numerous legal actions, our substantial leverage, costs of developing our own stand-alone systems and transitioning to an independent company, restrictions contained in our debt agreements and our inability to compete effectively. Affinion disclaims any obligation to update publicly its forward-looking statements, whether as a result of new information, future events or otherwise.